UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2022

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Not Applicable1

(Address of principal executive offices)

(415) 375-3176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[1]	We do not designate a headquarters location as we have adopted a distributed work model.

Item 8.01	Other Events.

On April 4, 2022, Block, Inc. (the “Company”) announced that it recently determined that a former employee downloaded certain reports of its subsidiary Cash App Investing LLC (“Cash App Investing”) on December 10, 2021 that contained some U.S. customer information. While this employee had regular access to these reports as part of their past job responsibilities, in this instance these reports were accessed without permission after their employment ended.

The information in the reports included full name and brokerage account number (this is the unique identification number associated with a customer’s stock activity on Cash App Investing), and for some customers also included brokerage portfolio value, brokerage portfolio holdings and/or stock trading activity for one trading day.

The reports did not include usernames or passwords, Social Security numbers, date of birth, payment card information, addresses, bank account information, or any other personally identifiable information. They also did not include any security code, access code, or password used to access Cash App accounts. Other Cash App products and features (other than stock activity) and customers outside of the United States were not impacted.

Upon discovery, the Company and its outside counsel launched an investigation with the help of a leading forensics firm. Cash App Investing is contacting approximately 8.2 million current and former customers to provide them with information about this incident and sharing resources with them to answer their questions. The Company is also notifying the applicable regulatory authorities and has notified law enforcement.

The Company takes the security of information belonging to its customers very seriously and continues to review and strengthen administrative and technical safeguards to protect the information of its customers. Future costs associated with this incident are difficult to predict. Although the Company has not yet completed its investigation of the incident, based on its preliminary assessment and on the information currently known, the Company does not currently believe the incident will have a material impact on its business, operations, or financial results.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Block, Inc. and its consolidated subsidiaries. Examples of forward-looking statements in this Current Report on Form 8-K include, among others, statements concerning the Company’s plans, objectives, goals, and beliefs regarding the data security incident related to Cash App Investing described in this Current Report on Form 8-K, including the nature of the information that may have been downloaded from its systems, the Company’s mitigation and prevention efforts, and the impact of the incident on the Company’s business, operations, and financial results. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this Current Report on Form 8-K. Investors are cautioned not to place undue reliance on these statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the ongoing investigation of the incident, risks related security breaches or incidents or human error in administering the Company’s software, hardware, and systems, as well as other risks listed or described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2022. All forward-looking statements are based on information and estimates available to the Company at the time of this Current Report on Form 8-K and are not guarantees of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2022	BLOCK, INC.

	By:	/s/ Sivan Whiteley
Name: Sivan Whiteley
Title: Chief Legal Officer and Corporate Secretary